UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

401 City Avenue, Suite 809
Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

(a)           On May 18, 2010, Entercom Communications Corp. (the “Company”) held its annual meeting of shareholders.

(b)           The following matters were voted on at the Company’s annual meeting of shareholders: (i) the election of two Class A directors; (ii) the election of five directors other than Class A directors; and (iii) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2010.

At the annual meeting of shareholders: (i) David J. Berkman and Daniel E. Gold were elected as Class A directors for one-year terms expiring at the Company’s 2011 annual meeting of shareholders; (ii) Joseph M. Field, David J. Field, John C. Donlevie, Robert S. Wiesenthal and Michael J. Wolf were elected as directors for one-year terms expiring at the Company’s 2011 annual meeting of shareholders; and (iii) the shareholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2010.  The voting results were as follows:

(i)  Election of Class A Directors

Nominee	Votes For	Votes Withheld
David J. Berkman	14,281,310	1,948,382
Daniel E. Gold	14,317,252	1,912,440

(ii)  Election of Other Directors

Nominee	Votes For	Votes Withheld
Joseph M. Field	83,657,121	847,891
David J. Field	83,747,175	757,837
John C. Donlevie	81,934,754	2,570,258
Robert S Wiesenthal	82,583,059	1,921,953
Michael J Wolf	82,306,983	2,198,029

(iii)  Ratification of The Selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2010.

Votes For	Votes Withheld	Votes Abstained
90,973,612	55,868	21,335

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

	By:	/s/ John C. Donlevie
John C. Donlevie
Executive Vice President and Secretary

Dated: May 20, 2010